Exhibit 31.2

                                 CERTIFICATIONS

I, Anhui Guo, certify that:

1. I have reviewed this amendment to annual report on Form 10-KSB of the Zeolite Exploration Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.



Date:  August 3, 2006
                                                          /s/  Anhui Guo
                                                         -----------------------
                                                         Anhui Guo
                                                         Chief Financial Officer